Exhibit (d)(3)

MUTUAL NONDISCLOSURE AGREEMENT

THIS MUTUAL NONDISCLOSURE AGREEMENT (this “Agreement”) is entered into as of 05/07/2025 (the “Effective Date”) by and between scPharmaceuticals Inc. and/or its subsidiaries, affiliates or divisions (collectively, with its subsidiaries, affiliates and divisions, the “Company”), having its principal place of business at 25 Mall Road, Suite 203, Burlington, MA 01803, and MannKind Corporation (“you”), having its principal place of business at One Casper Street, Danbury CT 06810 (each a “Party” and collectively, the “Parties”). In consideration of the mutual promises herein, the Parties hereby agree as follows:

1. Purpose. The Parties wish to enter this Agreement to explore a possible business opportunity of mutual interest (“Purpose”) which may involve the disclosure by each Party (the “Disclosing Party”) to the other Party (the “Receiving Party”) of Confidential Information (as defined in Section 2 below).

2. Confidentiality.

a. Confidential Information. For the purposes of this Agreement “Confidential Information” means all nonpublic information, in whatever form or medium, concerning or owned by the Disclosing Party, relating, directly or indirectly, to the Disclosing Party or its business, which is delivered, disclosed, or furnished by or on behalf of the Disclosing Party (whether prepared by the Disclosing Party, its advisors or otherwise) to the Receiving Party or its Representatives (as defined below), before, on or after the date hereof, regardless of the manner in which it is delivered, disclosed or furnished, or which the Receiving Party and its representatives otherwise learn or obtain, through observation or through analysis of such information, data or knowledge, including, but not limited to, all tangible, intangible, visual, electronic, graphic, oral, electronic, present, or future information, such as but not limited to: (a) all intellectual property, including but not limited to patents and patent applications, inventions, ideas, confidential knowledge, know-how and trade secrets; (b) all financial information or personnel matters relating to products, employees, investors or business; (c) all technical information, including research, procedures, processes, specifications, discoveries, designs, techniques and developments; (d) all business information, including operations, planning marketing interests, products and client and distributor lists; (e) data, including personal data; (f) all materials, including prototypes, devices, hardware, software, electronic components, and procedures for producing any such items; (g) the terms of this Agreement and all investigations, discussions, negotiations or proposals related to it or the Purpose, including the nature and status thereof and the identity of the parties involved therein or their affiliates (or identifiable descriptions of such parties or any of their affiliates); (h) any other information which is designated as “Confidential,” “Proprietary,” or some similar designation (“Confidential Designations”); and (i) the portions of all notes, analyses, compilations, studies, forecasts, interpretations or other documents prepared by the Receiving Party or its Representatives that contain, reflect or are based upon, in whole or in part, any of the foregoing information. All such Confidential Information whether or not containing a Confidential Designation shall be protected hereunder as Confidential Information if the Receiving Party reasonably should have known under the circumstances that the information was confidential.

b. Exclusions. Confidential Information shall not include any information which (i) is within the Receiving Party’s possession on a non-confidential basis prior to disclosure by the Disclosing Party to the Receiving Party; provided, that the Receiving Party had no reasonable basis (after due inquiry) for concluding that the source of such information was bound by a confidentiality agreement with, or other contractual, legal or fiduciary obligation of confidentiality to, the Disclosing Party or any other party with respect to such information; (ii) is or becomes publicly known after disclosure through no breach of this Agreement by the Receiving Party; or (iii) becomes available to the Receiving Party on a non-confidential basis prior to it being furnished to the Receiving Party by or on behalf of the Disclosing Party or any of its Representatives, provided, that the Receiving Party had no reasonable basis (after due inquiry) for concluding that the source of such information was bound by a confidentiality agreement with, or other contractual, legal or fiduciary obligation of confidentiality to, the Disclosing Party or any other party with respect to such information.

3. Non-Use and Non-Disclosure.

a. Generally. The Receiving Party recognizes and acknowledges the competitive value and confidential nature of the Confidential Information and the damage that would result to the Disclosing Party if any such Confidential Information is disclosed to a third party. The Receiving Party hereby agrees that it and its Representatives shall use the Confidential Information solely for the Purpose and for no other purpose, that the Confidential Information will not be used in any way detrimental to the Disclosing Party, including, without limitation, for competitive purposes or to obtain any commercial advantage with respect to the Disclosing Party or any of its affiliates or in an attempt to divert from the Disclosing Party or any of its affiliates any business or customer of the Disclosing Party or any of its affiliates, and that the Confidential Information will be kept confidential by the Receiving Party and its Representatives and that the Receiving Party and its Representatives will not disclose any of the Confidential Information in any manner whatsoever; provided, however, that the Receiving Party may disclose Confidential Information (i) to which the Disclosing Party gives its prior written consent, (ii) as permitted under Section 5 of this Agreement, and (iii) to its Representatives who (A) who need access to the Confidential Information in order to evaluate or engage in discussions concerning the Purpose, (B) are made aware of the terms of this Agreement and (C) agree to be bound by the terms hereof. The Receiving Party shall not file any patent application containing any claim derived from the Confidential Information. Without limiting the generality of the foregoing, you further agree that, without the prior written consent of the Company, you and your Representatives will not, directly or indirectly, consult or share any Confidential Information with, or enter into any agreement, arrangement or understanding, or any discussions which might lead to any such agreement, arrangement or understanding, with any co-investor, source of equity financing or other person (other than the Company) concerning a potential transaction, including, without limitation, discussions or other communications with any prospective bidder for the Company with respect to (x) whether or not you or such other prospective bidder will make a bid or offer for the Company or (y) the price that you or such other bidder may bid or offer for the Company, and you hereby represent and warrant that neither you nor, to your knowledge, any of your Representatives, have engaged in any such action prior to the date hereof. You hereby acknowledge and agree that neither you nor any of your Representatives will, without the prior written consent of the Company, directly or indirectly, enter into any agreement, arrangement or understanding with any other person that has or would have the effect of requiring such person to provide it with financial advisory services or financing or other potential sources of capital on an exclusive basis in connection with a potential transaction. In addition, you agree not to discourage financial institutions or financial advisors from being retained by other bidders or potential bidders as advisors for any potential transaction.

b. Safeguards; Breaches. The Receiving Party agrees to undertake reasonable precautions to safeguard and protect the confidentiality of the Confidential Information (and in any event with at least the same degree of care as the Receiving Party would use in protecting its own information of a similar nature), to accept responsibility for any breach of this Agreement by the Receiving Party or any of its Representatives (including those who, subsequent to the date hereof, cease to be its Representatives), and, at the Receiving Party’s sole expense, to take all reasonable measures (including, but not limited to, court proceedings) to restrain itself and its Representatives from prohibited or unauthorized disclosure or uses of Confidential Information, and to notify the Disclosing Party promptly of any unauthorized disclosure or use of the Confidential Information, or any other breach of this Agreement.

c. Maintenance of Confidentiality. Neither Party shall (i) make any copies of the Confidential Information of the other Party unless (x) necessary in connection with the Purpose and (y) previously approved in writing by the other Party and (z) provided, that the Disclosing Party’s proprietary rights notices on any such approved copies are reproduced in the same manner set forth in or on the original, as applicable, nor (ii) reverse engineer, disassemble, decompile, or determine the composition of any formulations, prototypes, software or other tangible objects which embody the other Party’s Confidential Information.

d. Definitions. As used in this Agreement, (i) “Representatives” (A) with respect to you, shall only include your officers, managers, directors, general partners, employees, outside counsel, accountants and consultants and, subject to (x) receipt of prior written consent of the Company and (y) compliance with Sections 3(a), (b) and (c), shall also include your financial advisors and potential sources of debt financing (and their respective counsel), and (B) with respect to the Company, shall include its directors, stockholders, officers, employees, agents, affiliates, partners and advisors and those of its subsidiaries, affiliates and/or divisions (including, without limitation, attorneys, accountants, consultants and financial advisors), (ii) the terms “affiliates” and “beneficial ownership” shall have the respective meanings given to such terms under the Securities Exchange Act of 1934, as amended and (iii) “person” shall be broadly interpreted to include the media and any corporation, partnership, group, individual or other entity.

4. Privileged Confidential Information. To the extent that any Confidential Information may include materials subject to the attorney client privilege, work product doctrine or any other applicable privilege concerning pending or threatened legal proceedings or governmental investigations, the Parties understand and agree that they have a commonality of interest with respect to such matters, and it is the mutual desire, intention and understanding of the Parties that the sharing of such materials is not intended to, and shall not, waive or diminish in any way the confidentiality of such materials or its continued protection under the attorney client privilege, work product doctrine or other applicable privilege. Accordingly, and in furtherance of the foregoing, each Party agrees not to claim or contend that the other Party has waived any attorney client privilege, work product doctrine or any other applicable privilege by providing information pursuant to this Agreement or any subsequent definitive written agreement regarding the Purpose.

5. Legally Required Disclosure. In the event that the Receiving Party or any of its Representatives are requested or required by applicable law, rule or regulation (including those of the Securities and Exchange Commission or any national securities exchange), judicial or governmental order, legal or judicial process (e.g., by oral questions, interrogatories, requests for information or documents in legal proceedings, subpoena, civil investigative demand or other similar legal process or by applicable statute, rule, regulation or by governmental regulatory authorities) to disclose any Confidential Information, the Receiving Party shall provide the Disclosing Party with prompt written notice of any such request or requirement so that the Disclosing Party may in its sole discretion seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement with respect to such disclosure. If, in the absence of a protective order or other remedy or the receipt of a waiver from the Disclosing Party, the Receiving Party or any of its Representatives are nonetheless, in the opinion of outside legal counsel, legally compelled to disclose Confidential Information to any tribunal, the Receiving Party or its Representatives may, without liability hereunder, disclose to such tribunal only that portion of the Confidential Information which such counsel advises the Receiving Party is legally required to be disclosed, provided, that the Receiving Party use its reasonable best efforts to preserve the confidentiality of the Confidential Information, including, without limitation, by cooperating with the Disclosing Party to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the Confidential Information by such tribunal; and provided, further, that the Receiving Party shall promptly notify the Disclosing Party of (a) its determination to make such disclosure and (b) the nature, scope and contents of such disclosure. In addition, in the event the Receiving Party or any of its Representatives are legally compelled, in the opinion of legal counsel, to disclose any Confidential Information in any reports or filings made pursuant to the Securities Exchange Act of 1934, as amended, any similar applicable federal or state law or pursuant to the rules and regulations of any securities exchange, the Receiving Party may disclose such Confidential Information if it provides prompt written notice to the Disclosing Party in advance of such disclosure, such notice to include (i) the Receiving Party’s determination that such disclosure is required and (ii) the nature, scope and contents of such disclosure. Notwithstanding anything to the contrary in this Agreement, the Receiving Party and its Representatives shall be permitted to disclose any Confidential Information without notice to the extent (and in the manner) required pursuant to an ordinary course examination by a banking, securities, tax or other regulatory authority, provided, that such request is general in nature and not specifically directed at the Disclosing Party, the Purpose or the Confidential Information; provided, further, that either the Receiving Party or its Representatives, as applicable, advises the applicable banking, securities, tax or other regulatory authority of the confidential nature of such Confidential Information.

6. No Solicitation. In consideration of the Confidential Information being furnished to you, you hereby agree that, for a period of one (1) year from the date of this Agreement, neither you nor any of your affiliates or Representatives (nor any person acting on behalf of or in concert with you or any of your affiliates or Representatives) will, without the prior written consent of the Company, directly or indirectly, solicit to employ or actually employ any of the employees (a) with whom you have had contact during your evaluation of the Purpose or (b) who were specifically identified to you by the Company or any of your Representatives during your evaluation of the Purpose, or directors of the Company, in each case, serving as such as of the date of this Agreement or at any time during the term of this Agreement; provided, however, that you may solicit to employ or actually employ any such employee who (i) responds to general solicitations for employees in the ordinary course of business and consistent with past practice (including by professional search firm) so long as such solicitations are not directed towards employees of the Company, or (ii) whose employment with the Company was terminated at least three (3) months prior to the commencement of such solicitation or employment discussions.

7. Standstill. As of the date hereof, you hereby represent and warrant to the Company that, neither you nor any of your Representatives acting on your behalf, your affiliates, or any person with whom any of the foregoing may be deemed to be acting in concert with respect to you or your securities, owns any securities of the Company. You agree that, for a period of eighteen (18) months from the date of this Agreement, unless specifically invited in writing by the Board of Directors of the Company or any committee thereof, neither you nor any of your affiliates or subsidiaries or Representatives (nor any person acting on your behalf or on behalf of other persons acting in concert with you) will in any manner, directly or indirectly: (a) effect or seek, offer or propose (whether publicly or otherwise) to effect, or announce any intention to effect or cause or participate in or in any way assist, facilitate or encourage any other person to effect or seek, offer or propose (whether publicly or otherwise) to effect or participate in, (i) any acquisition of any securities (or beneficial ownership thereof), or rights or options to acquire any securities (or beneficial ownership thereof), or any assets, indebtedness or businesses of the Company or any of its subsidiaries or affiliates, (ii) any tender or exchange offer, merger or other business combination involving the Company or any of its subsidiaries or affiliates or assets of the Company or its subsidiaries or affiliates constituting a significant portion of the consolidated assets of the Company and its subsidiaries or affiliates, (iii) any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to the Company or any of its subsidiaries or affiliates, or (iv) any “solicitation” of “proxies” (as such terms are used in the proxy rules of the Securities and Exchange Commission) or consents to vote any voting securities of the Company or any of its affiliates; (b) deposit any voting securities of the Company in a voting trust or subject voting securities of the Company to a voting agreement or any other arrangement or understanding with respect to the voting of such securities; (c) form, join or in any way participate in a “group” (as defined under the Securities Exchange Act of 1934) with respect to the Company or otherwise act in concert with any person in respect of any such securities; (d) otherwise act, alone or in concert with others, to seek representation on or to control or influence the management, Board of Directors or policies of the Company or to obtain representation on the Board of Directors of the Company; (e) disclose or direct any person to disclose, any intention, plan or arrangement inconsistent with the foregoing; (f) take any action which would or would reasonably be expected to force the Company or you to make a public announcement regarding any of the types of matters set forth in this Section 7; or (g) advise, assist or encourage or direct any person to advise, assist or encourage any other persons in connection with any of the foregoing. You also agree during such period not to request (in any manner that would reasonably be likely to cause the Company to disclose publicly) that the Company or any of its Representatives, directly or indirectly, amend or waive any provision of this paragraph (including this sentence). Notwithstanding anything contained herein to the contrary, the restrictions set forth in this Section 7 shall automatically terminate and be of no further force and effect, without any action on the part of any party hereto, in the event that the Company publicly announces that it has entered into a definitive agreement with any person other than you or your controlled affiliates to consummate a transaction involving the acquisition of all or substantially all of the Company’s outstanding securities or assets.

8. Remedy. It is understood and agreed that any breach of this Agreement will cause irreparable injury to the non-breaching Party, entitling the non-breaching Party to seek equitable relief, including, without limitation, injunction and specific performance, as a remedy for any such actual or potential breach. Such remedies shall not be deemed to be the exclusive remedies for a breach of this Agreement but shall be in addition to all other remedies available at law or equity to the non-breaching Party. A breaching Party further agrees not to raise as a defense or objection to the request or granting of such relief that any breach of this Agreement is or would be compensable by an award of money damages, and agrees to waive any requirements for the securing or posting of any bond in connection with such remedy. In the event of litigation relating to this Agreement, if a court of competent jurisdiction determines (in a judgment not subject to further appeal or for which the time for appeal has expired), that a Party or any of its Representatives have breached this Agreement, then such Party shall be liable for and shall pay the non-breaching Party’s costs, expenses and reasonable legal fees, in each case, incurred in connection with such litigation, including any appeal therefrom.

9. No Obligation. Nothing herein shall obligate either Party to proceed with any transaction between them, and each Party shall have the right, in its sole discretion, to terminate the discussions contemplated by this Agreement concerning the business opportunity at any time. This Agreement does not constitute a joint venture or other such business agreement. You further acknowledge and agree that the Company reserves the right, in its sole discretion, to reject any and all proposals made by you or any of your Representatives with regard to the Purpose, to determine not to engage in discussions or negotiations and to terminate discussions and negotiations with you at any time regarding the Purpose, to withhold or not make available to you or your Representatives any information, and to conduct, directly or through any of the Company’s Representatives, any process for any transaction involving the Company or any of its subsidiaries, if and as they in their sole discretion shall determine (including, without limitation, negotiating with any other interested parties and entering into a definitive agreement without prior notice to you or any other person).

10. No License. Nothing in this Agreement is intended to grant any option, license, or other rights to either Party under any patent, mask work right, copyright, trade secret or other intellectual property rights of the other Party, nor shall this Agreement grant any Party any rights in or to the Confidential Information of the other Party except as expressly set forth herein.

11. No Representations or Warranties. ALL CONFIDENTIAL INFORMATION IS PROVIDED “AS IS.” EACH PARTY MAKES NO WARRANTIES, EXPRESS, IMPLIED OR OTHERWISE, REGARDING ITS ACCURACY, COMPLETENESS, PERFORMANCE, MERCHANTIBILITY OR FITNESS FOR A PARTICULAR PURPOSE. THE RECEIVING PARTY AGREES THAT NEITHER THE DISCLOSING PARTY NOR ANY OF ITS REPRESENTATIVES SHALL HAVE ANY LIABILITY TO IT OR TO ANY OF ITS REPRESENTATIVES RELATING TO OR RESULTING FROM THE USE OF THE CONFIDENTIAL INFORMATION OR ANY ERRORS THEREIN OR OMISSIONS THEREFROM. ONLY THOSE REPRESENTATIONS OR WARRANTIES WHICH ARE MADE IN A FINAL DEFINITIVE AGREEMENT BETWEEN THE PARTIES RELATED TO THE PURPOSE, WHEN, AS AND IF EXECUTED AND DELIVERED, AND SUBJECT TO SUCH LIMITATIONS AND RESTRICTIONS AS MAY BE SPECIFIED THEREIN, WILL HAVE ANY LEGAL EFFECT.

12. Return or Destruction of Confidential Information. Upon the Disclosing Party’s written request, the Receiving Party shall promptly (and in any case within ten (10) days of the Disclosing Party’s request) (a) return or destroy all tangible material embodying Confidential Information (in any form and including, without limitation, all summaries, copies and excerpts of information) and (b) provide the Disclosing Party with prompt written confirmation of its and its Representatives compliance with this Section 12. Notwithstanding the foregoing, the Receiving Party may retain (i) one (1) copy of the Confidential Information to the extent required to comply with applicable law or a bona fide internal document retention policy, and (ii) Confidential Information subject to automatic archiving and back-up procedures of general applicability in effect prior to the date of this Agreement; provided, further, that neither the Receiving Party nor its Representatives shall take any steps to access such retained Confidential Information except to the extent permitted pursuant this Section 12. Notwithstanding the return or destruction of the Confidential Information, the Receiving Party and its Representatives shall continue to be bound by its obligations of confidentiality and the other obligations and agreements hereunder.

13. Material Non-Public Information. The Receiving Party acknowledges and agrees that it is aware (and that its Representatives are aware or, upon receipt of any Confidential Information, will be advised by it) that (i) the Confidential Information being furnished to the Receiving Party or its Representatives contains material, non-public information regarding the Disclosing Party and (ii) the United States securities laws prohibit any persons who have material, nonpublic information from purchasing or selling securities of a company which may be a party to a transaction of the type contemplated by this Agreement or from communicating such information to any person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities in reliance upon such information.

14. Ownership of Confidential Information; Further Agreement. The Disclosing Party retains all right, title and interest in and to its Confidential Information.

15. Term. This Agreement shall commence on the Effective Date and shall continue through and until two (2) years thereafter; provided, that the confidentiality and use obligations of the Receiving Party and its Representatives shall survive thereafter for so long as any Confidential Information is retained by the Receiving Party or any of its Representatives with respect to such Confidential Information. In the event that Confidential Information qualifies as a trade secret, the Receiving Party’s duty to hold Confidential Information in confidence shall remain in effect until the Confidential Information no longer qualifies as a trade secret.

16. Governing Law. This Agreement is for the benefit of the Parties (and their subsidiaries and affiliates) and their Representatives, and shall be governed by and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed entirely within the State of Delaware, without regard to the conflict of law provisions thereof that would result in the application of the laws of any other jurisdiction. The Parties hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the Chancery Court of the State of Delaware or, if (and only if) such court finds it lacks subject matter jurisdiction, the Superior Court of the State of Delaware (Complex Commercial Division), or, if subject matter jurisdiction over the matter that is the subject of the action or proceeding is vested exclusively in the federal courts of the United States of America, the United States District Court for the State of Delaware for any actions, suits or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby (and the Parties agree not to commence any action, suit or proceeding relating thereto except in such courts, and further agree that service of any process, summons, notice or document by U.S. registered mail to the address of the applicable Party set forth above shall be effective service of process for any action, suit or proceeding brought in any such court). The Parties hereby irrevocably and unconditionally waive any objection which they may now or hereafter have to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in the Chancery Court of the State of Delaware or, if (and only if) such court finds it lacks subject matter jurisdiction, the Superior Court of the State of Delaware (Complex Commercial Division), or the United States District Court for the State of Delaware, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

17. General.

a. Entire Agreement. This Agreement constitutes the entire agreement between the Parties with respect to the Purpose, and supersedes all prior and contemporaneous discussions, whether oral or written between the Parties thereto, and shall not be subsequently limited, modified or amended by any “clickthrough” agreement relating to the confidentiality of the Confidential Information or any other terms or conditions of use or confidentiality agreed to by the Parties or their Representatives in connection with a Party or its Representatives’ access to any data site maintained in connection with the Purpose. Neither Party shall have any obligation, express or implied by law, with respect to trade secret or proprietary information of the other Party except as set forth herein.

b. Export. The Receiving Party shall not export any of the Confidential Information to any country to which the United States government forbids export or, at the time of export, requires an export license or approval, unless the Receiving Party first obtains such license or approval.

c. Severability. If any provision of this Agreement is held to be invalid, unenforceable, or illegal by a court of competent jurisdiction, such ruling will not affect or impair the validity, enforceability, or legality of any remaining portions of this Agreement. In such event, the provision will be changed and interpreted so as to best accomplish the objectives of the unenforceable or invalid provision within the limits of applicable law. All remaining portions will remain in full force and effect as if the original Agreement had been executed without the invalidated, unenforceable, or illegal part. Any failure to enforce any provision of this Agreement shall not constitute a waiver thereof or of any other provision.

d. Assignment. Neither Party may assign, or transfer any rights or obligations under, this Agreement without the other Party’s prior written consent, except that no such consent is needed in the event of a Party’s assignment or transfer of the majority of its stock or all or substantially all of its assets as part of a merger, acquisition, or asset sale. Any assignment in violation of this Agreement will be null and void. This Agreement benefits and binds the Parties and their respective successors and permitted assigns.

e. Counterparts. This Agreement may be executed in two or more counterparts, each of which will be considered an original, but all of which together will constitute one and the same instrument. A facsimile, PDF or any other type of copy of an executed version of this agreement signed by a Party is binding upon the signing Party to the same extent as the original of the signed agreement.

f. Modifications and Waiver. No provision in this Agreement may be amended, modified, nor any obligation waived, except by a writing signed by both Parties hereto, which writing shall specifically refer to the provision to be waived, modified or amended and shall explicitly make such waiver, modification or amendment.

g. Headings; Integration. The headings of the sections and paragraphs in this Agreement are provided only as a matter of convenience and for ease of reference. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. A facsimile, PDF or any other type of copy of an executed version of this Agreement signed by a party, whether a manual, electronic or scanned signature, is binding upon the signing party to the same extent as the original of the signed Agreement. This Agreement constitutes the full and complete agreement between the parties regarding the subject matter hereof.

h. Inquiries. Unless otherwise instructed in writing, all inquiries for information about the Company and its subsidiaries, communications with the Company and discussions or questions related to the Purpose shall be made through Leerink Partners, Byron Webster, byron.webster@leerink.com. Neither Party nor any of their respective Representatives will contact any third party with whom the other Party or any of its subsidiaries has a business or other relationship (including, without limitation, any director, officer, employee, customer, supplier, stockholder or creditor of the other Party or any of its subsidiaries) in connection with the Purpose without the other Party’s prior consent.

i. Third Party Beneficiaries. The Parties acknowledge and agree that this Agreement is being entered into by and on behalf of the Parties and their affiliates, subsidiaries and divisions and that they shall be third party beneficiaries hereof, having all rights to enforce this Agreement. The Parties further agree that, except for such parties, nothing herein expressed or implied is intended to confer upon or give any rights or remedies to any other person under or by reason of this Agreement.

j. Consent and Waiver of Conflicts. You acknowledge that this Agreement constitutes notice to you that the Company has engaged Latham & Watkins LLP (“Latham”) as its legal counsel in connection with a potential transaction between the Parties, and you hereby (i) consent to the continued representation of the Company by Latham in connection with a potential transaction between the Parties notwithstanding the fact that Latham may have represented, and may currently or in the future represent, you and/or your Representatives and (ii) waive any actual or alleged conflict that may arise from its representation of the Company in connection with a potential transaction between the Parties.

IN WITNESS WHEREOF, each Party represents that the representative named below has the authority to enter into this Agreement on behalf of such Party to legally bind it to the terms of this Agreement.

SCPHARMACEUTICALS INC.		MANNKIND CORPORATION

By:	/s/ John Tucker	By:	/s/ Alex White
Name:	John Tucker	Name:	Alex White
Title:	President	Title:	Head of Business Development
Date:	5/7/2025	Date:	5/7/2025